UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 27, 2011

SOUTHWEST GEORGIA FINANCIAL CORPORATION

(Exact name of Registrant as Specified in its Charter)

Georgia	001-12053	58-1392259
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

201 First Street, S.E.
Moultrie, Georgia	31768
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (229) 985-1120

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of the shareholders of the Corporation was held on May 24, 2011. Total shares eligible to vote amounted to 2,547,837. A total of 2,043,625 shares (80.21%) were represented by shareholders in attendance or by proxy.

Proposal 1: Election of Directors

The following nine directors were elected to serve on the Board of Directors for one year until the next annual meeting.

Director	Votes For	Votes Withheld	Broker Non-Votes

Cecil H. Barber	1,364,841	5,429	673,355
John J. Cole, Jr.	1,364,841	5,429	673,355
DeWitt Drew	1,364,841	5,429	673,355
Michael J. McLean	1,364,841	5,429	673,355
Richard L. Moss	1,364,841	5,429	673,355
Roy H. Reeves	1,359,561	10,709	673,355
Johnny R. Slocumb	1,364,841	5,429	673,355
M. Lane Wear	1,364,841	5,429	673,355
Marcus R. Wells	1,363,521	6,749	673,355

Proposal 2: Appointment of Independent Auditors

Thigpen, Jones, Seaton & Co., P.C. was appointed as our independent auditors for the fiscal year 2011.

For	Against	Abstained
2,026,236	1,525	15,864

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOUTHWEST GEORGIA FINANCIAL CORPORATION

BY:	/s/George R. Kirkland
GEORGE R. KIRKLAND
SENIOR VICE-PRESIDENT AND TREASURER
(FINANCIAL AND ACCOUNTING OFFICER)

Date: May 27, 2011